Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement and related Prospectus on Form S-3 of Construction Partners, Inc. of our report dated December 14, 2018, relating to the consolidated financial statements of Construction Partners, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Construction Partners, Inc. for the year ended September 30, 2018.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Birmingham, Alabama
July 3, 2019